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                                                                    Exhibit 4(b)

       _________________________________________________________________

               AMENDMENT NUMBER ONE TO THE STANDSTILL AGREEMENT

       _________________________________________________________________



                                 by and among


                               VWR CORPORATION,

                          EM INDUSTRIES, INCORPORATED

                                      and

                         EM LABORATORIES, INCORPORATED



                              September 15, 1995
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               AMENDMENT NUMBER ONE TO THE STANDSTILL AGREEMENT


             This Amendment Number One to the Standstill Agreement (the "Amendment") made this 15th day of September, 1995 by and among VWR Corporation ("VWR"), a Pennsylvania corporation, EM Industries, Incorporated ("EMI"), a New York corporation, and EM Laboratories, Incorporated ("EM Laboratories"), a New York corporation,

                             W I T N E S S E T H:

             WHEREAS, EMI and VWR entered into a Standstill Agreement dated February 27, 1995 (the "Standstill Agreement");

             WHEREAS, pursuant to an Assignment and Assumption Agreement dated April 13, 1995, and in conformity with Section 10.4 of the Standstill Agreement, EMI assigned its rights and delegated its duties and obligations under the Standstill Agreement to EM Laboratories and EM Laboratories accepted such assignment and delegation; and WHEREAS, accordingly, all references to EMI in the Standstill Agreement refer to EM Laboratories as assignee as well as to EMI, and EMI and EM Laboratories are jointly and severally liable for the performance of the obligations of EM Laboratories under the Standstill Agreement;

             WHEREAS, Section 10.5 of the Standstill Agreement provides that the Standstill Agreement may be amended by a written agreement signed by VWR and EMI; and

             WHEREAS, VWR, EMI and EM Laboratories have agreed to amend the Standstill Agreement as provided herein,

             NOW THEREFORE, in consideration of the mutual agreements and covenants set forth herein, and for other good and valuable consideration, the parties agree that the Standstill Agreement shall be amended as of the date hereof as follows:


SECTION. I. To the Recitals there shall be added Recital D, which shall read in its entirety as follows:

        "D. Company and EMI have entered into a Common Share and Debenture Purchase Agreement dated May 24, 1995, pursuant to which, among other things, Company shall issue and sell to EMI additional Common Stock (as defined below) of Company and a subordinated debenture (the 'Debenture')."


SECTION II. To Article 1 there shall be added the following sentence, which shall be set forth immediately after the caption "DEFINITIONS":

     "Capitalized terms used but not defined herein shall have the meaning set forth, as the case may be, in the Common Share and Warrant Purchase Agreement (as

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     defined below) or the Common Share and Debenture Purchase Agreement (as
     defined below)."



SECTION III. To Article 1 there shall be added the following definitions, the other sections of Article 1 being renumbered accordingly, which new definitions shall read in their entirety as follows:

     "1.3.  Agreement.  'Agreement' means this Standstill Agreement, as it may
            ---------
be from time to time modified, amended, altered or supplemented by written agreement of the parties as provided in Section 10.5."

     "1.10. Common Share and Debenture Purchase Agreement.  'Common Share and
            ---------------------------------------------
     Debenture Purchase Agreement' means the Common Share and Debenture Purchase Agreement, dated May 24, 1995, between Company and EMI."

     "1.31. Second Closing Date.  'Second Closing Date' means the date the
            -------------------
     acquisition of the Common Stock and Debenture by Purchaser is consummated pursuant to the terms of the Common Share and Debenture Purchase Agreement."


SECTION IV. Section 1.10 of the Agreement shall be renumbered Section 1.12 shall be amended to read, in its entirety, as follows:

     "1.12. Common Stock Equivalents.  'Common Stock Equivalents' means the sum
            ------------------------
     of the following, determined at any time during the term of this Agreement:
     (a) the total number of shares of issued and outstanding Common Stock, plus
     (b) the number of votes which may be cast for the election of directors (whether directly or by formula) as a result of ownership of any Voting Securities other than Common Stock; provided, however, that the votes described in (b) above shall not be included in Common Stock Equivalents until the Voting Securities other than Common Stock are able to be voted for the election of directors."


SECTION V. The second sentence of Section 2.2 shall be amended to read in its entirety as follows:

     "The 'Percentage Limitation' shall be 49.89% of the Common Stock Equivalents."


SECTION VI. Section 2.7(e) shall be amended to read in its entirety as follows:

     "(e)   If Company does not elect to purchase shares from Purchaser, or elects to purchase only a portion of the shares under Section 2.7(b), Purchaser shall be entitled to retain the shares over the Percentage Limitation but the Percentage Limitation shall remain 49.89%."

                                       2
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SECTION VII.   Section 2.10 shall be amended to read in its entirety as follows:

     "2.10  Requirements for Tender Offers.  Whenever Purchaser shall make a
            ------------------------------
     tender offer for shares of Common Stock under Section 2.9:

     "(a)   Purchaser shall not commence any such tender offer unless acceptance of Purchaser's offer shall have been recommended to the shareholders by a majority vote of the Unaffiliated Directors; and

     "(b)   Purchaser may not close the acquisition of the tendered shares unless all of the following requirements have been satisfied:

              "(i)   Purchaser's offer shall have been made to all holders of
     Common Stock;
              "(ii) Purchaser shall offer to purchase for cash all shares tendered; and
              "(iii) Purchaser's offer shall have been accepted by shareholders owning not less than a majority of the outstanding Common Stock.

     "(c) With respect to calculating whether Purchaser's offer has been accepted by shareholders owning a majority of the outstanding Common Stock, Common Shares beneficially owned by Purchaser shall be excluded from the outstanding Common Stock."


SECTION VIII. Section 4.1(a) shall be amended so that the legend set forth therein shall read in its entirety as follows:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW AND ARE SUBJECT TO THE RESTRICTIONS ON DISPOSITION SET FORTH IN AND TO THE OTHER PROVISIONS OF A COMMON SHARE AND WARRANTY PURCHASE AGREEMENT, DATED FEBRUARY 27, 1995, BETWEEN VWR CORPORATION AND EM INDUSTRIES, INCORPORATED, AND A COMMON SHARE AND DEBENTURE PURCHASE AGREEMENT, DATED MAY 24, 1995, BETWEEN VWR CORPORATION AND EM INDUSTRIES, INCORPORATED, AND A STANDSTILL AGREEMENT, DATED FEBRUARY 27, 1995, BETWEEN VWR CORPORATION AND EM INDUSTRIES, INCORPORATED, AS AMENDED ON SEPTEMBER 15, 1995. COPIES OF SUCH AGREEMENTS ARE ON FILE AT THE RESPECTIVE OFFICES OF VWR CORPORATION AND EM INDUSTRIES INCORPORATED."


SECTION IX.    Section 6.1 shall be amended to read in its entirety as follows:

                                       3
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     "6.1.  Size of Board; Proportionate Representation.  A.  On or before the
            -------------------------------------------
     Second Closing Date, the Company shall take all requisite action, including without limitation increasing or decreasing the number of seats on the Board, to grant EMI the right, at EMI's option, to nominate such number of directors to the Board as shall ensure that EMI shall have the right to maintain Board representation at all times commensurate with the aggregate proportion of Common Shares owned by EMI and its Affiliates.

     "B. At any time when EMI shall exercise its option to appoint directors, as described in paragraph (a) above, the Company shall take all requisite action to cause the election, effective immediately, of the individuals designated by EMI to fill the number of seats on the Board that shall be proportionate to the aggregate Common Share ownership of EMI and its Affiliates."


SECTION X.     Section 6.2 shall be amended to read in its entirety as follows:

     "6.2  Terms.  EMI shall advise Company as necessary, from time to time,
           -----
     which of the Affiliated Directors shall have a term expiring at the second annual meeting of shareholders of Company next following the Second Closing Date, and which shall have a term expiring at the third such annual meeting. After the term of any Affiliated Director expires, his or her successor shall serve a term of three (3) years as provided in the Restated Articles of Incorporation of Company."


SECTION XI. Section 8.1(a) shall be amended to read in its entirety as follows:

     "(a) Purchaser's completion of a tender offer in accordance with Section 2.10, provided, that Purchaser's offer shall have been recommended to the shareholders by a majority vote of the Unaffiliated Directors and shall have been accepted by shareholders owning not less than a majority of the outstanding Common Stock, as provided in such Section; or".


SECTION XII. The proviso set forth in the second sentence of Section 10.4 shall be amended to read in its entirety as follows:

     ". . . provided, however, that EMI may assign its rights and delegate its duties and obligations under this Agreement without such consent to an Affiliate of EMI, which Affiliate (referred to herein as the "Assignee") may, following duly authorized execution and delivery of an agreement assuming the obligations of EMI hereunder reasonably satisfactory to Company, accept title to the Shares and/or Warrant Shares."

                                       4
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SECTION XIII.  This Amendment shall be exclusively governed by, construed in accordance with, and interpreted according to the substantive law of the Commonwealth of Pennsylvania without giving effect to the principles of conflict of laws.


SECTION XIV. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.


                                       5
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          IN WITNESS WHEREOF, VWR, EMI and EM Laboratories have caused this
Amendment to be executed on the date first above written.


                              VWR CORPORATION

                              By:/s/ Jerrold B. Harris
                                 -------------------------------------
                              Name:
                              Title:


                              EM INDUSTRIES, INCORPORATED

                              By:/s/ Walter Zywottek
                                 -------------------------------------
                              Name:
                              Title:


                              EM LABORATORIES, INCORPORATED

                              By:/s/ Walter Zywottek
                                 -------------------------------------
                              Name:
                              Title:


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